UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 9, 2006
                                                   ---------------


                         COACTIVE MARKETING GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-20394                    06-1340408
----------------------------       ------------           ----------------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
 of incorporation)                 File Number)           Identification Number)


                    75 Ninth Avenue, New York, New York 10011
               --------------------------------------------------
               (Address of principal executive office) (Zip Code)


       Registrant's telephone number, including area code: (212) 660-3800
                                                           --------------


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

New Chief Executive Officer
---------------------------

         On October 9, 2006, CoActive Marketing Group, Inc. (the "Company") entered into an Employment Agreement with Charlie Tarzian under which Mr. Tarzian joined the Company as its President and Chief Executive Officer, replacing Marc C. Particelli, who had been serving as President and Chief Executive Officer on an interim basis. The Employment Agreement with Mr. Tarzian is for a three-year term and provides Mr. Tarzian with:

         o        An annual base salary of $375,000.

         o An annual bonus based on the achievement of annual performance targets approved of by the Company's Board of Directors.

         o An award of 200,000 shares of the Company's common stock under a Restricted Stock Agreement. The shares will vest in one installment on October 9, 2011 provided Mr. Tarzian is then employed by the Company. In addition, as set forth in the Restricted Stock Agreement, the shares will be subject to earlier incremental vesting to the extent the Company's shares of common stock trade above specified thresholds for a minimum period of 20 consecutive trading days during the term of his employment with the Company.

         o Up to an additional 50,000 shares of restricted Common Stock per year based on the achievement of annual targets approved by the Company's Board of Directors.

         In addition, pursuant to the Employment Agreement, in the event that Mr. Tarzian's employment is terminated by the Company without "Cause" or by Mr. Tarzian for "Good Reason", Mr. Tarzian will be entitled to six months severance pay and the Agreement contains standard confidentiality and non-complete clauses.

         A copy of Mr. Tarzian's Employment Agreement with the Company and his Restricted Stock Agreement have been filed as Exhibits to this Current Report on Form 8-K.

Chairman Compensation
---------------------

         In connection with Mr. Tarzian's appointment as President and Chief Executive Officer, the Company's Board of Directors approved compensation for Mr. Particelli, as the Company's non-executive Chairman of the Board following such appointment, in the amount of $100,000 per annum through the end of the Company's fiscal year ending March 31, 2007.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         As described above, effective October 9, 2006, Mr. Tarzian was appointed the Company's President and Chief Executive Officer. Mr. Tarzian replaces Marc C. Particelli, who had been serving as the Company President and Chief Executive Officer on an interim basis. Mr. Particelli will continue to serve as the Company's Chairman of the Board. In addition, in connection with his appointment as President and Chief Executive Officer, Mr. Tarzian was appointed to serve as a Director of the Company.

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

         Mr. Tarzian, age 49, has been designing and developing marketing and sales technology systems since 1995, and has extensive knowledge of the integrated communications business and expertise in the design of real-time marketing and sales automation systems. From 1996 through 1999, Mr. Tarzian was President of Blau Marketing Technologies, the technology subsidiary of Barry Blau and Partners, one of the largest independent direct marketing agencies in the U.S. at that time. In early 1999, he became Chief Technology Officer of Circle.com, the publicly traded subsidiary of Snyder Communications Inc. providing Internet professional services, including strategic e-commerce consulting and online marketing. Mr. Tarzian later became Circle.com's Chief Strategy Officer before being appointed its Chief Executive Officer in November 2000. At such time, Circle.com had grown to a 650 person, 13 office multi-national group. In 2001, Circle.com was integrated into Euro RSCG Worldwide, the global advertising unit of Havas, and Mr. Tarzian assumed the title of Chief Executive Officer of the New York region of Euro RSCG, a position he held until May 2006.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

         Exhibit 10.1 Employment Agreement, dated as of October 9, 2006, between CoActive Marketing Group, Inc. and Charles Tarzian.

         Exhibit 10.2 Restricted Stock Agreement, dated as of October 9, 2006, between CoActive Marketing Group, Inc. and Charles Tarzian.



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

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 10, 2006

                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ ERWIN MEVORAH
                                           -------------------------------------
                                           Erwin Mevorah,
                                           Chief Financial Officer




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

                                  EXHIBIT INDEX

No.             Description
---             -----------

Exhibit 10.1 Employment Agreement, dated as of October 9, 2006, between CoActive Marketing Group, Inc. and Charles Tarzian.

Exhibit 10.2 Restricted Stock Agreement, dated as of October 9, 2006, between CoActive Marketing Group, Inc. and Charles Tarzian.






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